                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 1995
                                                  ------------------------------

                               IMCO Recycling Inc.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


               1-7170                                    75-2008280
------------------------------------         -----------------------------------
      (Commission File Number)                 (IRS Employer Identification No.)


            5215 North O'Connor Blvd., Suite 940, Irving, Texas 75039
--------------------------------------------------------------------------------
     (Address of principal executive office)                (Zip Code)


      Registrant's telephone number, including area code    (214) 869-6575
                                                          ----------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

Item 7(a).     Financial Statements of business acquired

                    Independent Auditors' Report

                    Balance Sheets at March 31, 1995 and September 30, 1995
                      (unaudited)

                    Statements of Income and Retained Earnings for the year
                      ended March 31, 1995 and the six months ending Sept. 30, 1995 (unaudited)

                    Statement of Cash Flows for the year ended March 31, 1995

                    Notes to Financial Statements


Item 7(b).     Pro forma financial information

               - Condensed Consolidated pro forma Statement of Earnings for the year ended December 31, 1994

               - Condensed Consolidated pro forma Statement of Earnings for the six months ended June 30, 1995

               - Condensed Consolidated pro forma Balance Sheet at June 30, 1995

               - Notes to pro forma Financial Statements


Item 7(c)      Exhibits:

      **10.1 Agreement and Plan of Merger, dated as of October 1, 1995, among IMCO Recycling Inc., IMCO Recycling of Illinois Inc., Alumar Associates, Inc. and the Shareholders.

      **10.2 Registration Rights Agreement, dated as of October 1, 1995, among IMCO Recycling Inc. and the Shareholders.

      *23.1          Consent of Altschuler, Melvoin and Glasser LLP

--------------------

      *        To be filed by amendment.
      **       Previously filed.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       IMCO RECYCLING INC.


                                       By: /s/ Robert R. Holian
                                           -------------------------
                                            Robert R. Holian
                                            Vice President and Controller



Date:  December 15, 1995

                [ALTSCHULER, MELVOIN AND GLASSER LLP LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors of
Alumar Associates, Inc.


We have audited the accompanying consolidated balance sheet of ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES as of March 31, 1995, and the related consolidated statements of income and retained earnings, and of cash flows for the fiscal year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Marport Smelting LLC, an unconsolidated affiliate accounted for by the equity method of accounting. The investment in Marport Smelting LLC was $354,357 as of March 31, 1995 and the equity in its net income was $189,784 for the fiscal year then ended. The financial statements of Marport Smelting LLC, for the year ended December 31, 1994, were audited by other auditors whose report thereon has been furnished to us and our opinion, insofar as it relates to the amounts included for Marport Smelting LLC, is based on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alumar Associates, Inc. and Subsidiaries as of March 31, 1995, and the consolidated results of their operations and of their cash flows for the fiscal year then ended, in conformity with generally accepted accounting principles.


/s/ ALTSCHULER, MELVOIN AND GLASSER LLP


Chicago, Illinois
May 31, 1995

                                                            Exhibit A



                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheet



          Assets (Note 8)

                                                                           September 30, 1995
                                                           March 31, 1995      (unaudited)
                                                           --------------      -----------
Current Assets:
   Cash                                                    $   440,455         $   584,000
   Accounts receivable, trade                                9,640,220          11,568,000
   Inventories (Note 3)                                      3,004,042           3,292,000
   Income taxes refundable                                     235,954                  --
   Deferred income taxes (Note 10)                               6,000             128,000
   Prepaid expenses and other current assets                    40,557             230,000
   Due from affiliates (Note 4)                                105,471                  --
                                                           -----------         -----------
                                                            13,472,699          15,802,000
                                                           -----------         -----------
Property, Plant and Equipment (at cost, less
 accumulated depreciation and amortization-
 Notes 1, 5 and 8)                                           2,298,691           2,949,000
                                                           -----------         -----------

Other Assets:

   Investment in affiliate (Notes 1 and 6)                     354,357             939,000
   Excess of cost over equity in subsidiary's
      paid-in capital (net of amortization--Note 1)             21,386                  --
    Deferred income taxes (Note 10)                             63,000                  --
    Other                                                      126,085               5,000
                                                           -----------         -----------
                                                               564,828             944,000
                                                           -----------         -----------


                                                           $16,336,218         $19,695,000
                                                           -----------         -----------
                                                           -----------         -----------

              Liabilities and Stockholders' Equity


Current Liabilities:

    Accounts payable                                       $ 3,266,964         $ 4,549,000
    Current portion of long-term liabilities (Note 8)          175,872              84,000
    Accrued expenses and other current
      liabilities (Note 7)                                   1,020,235           1,483,000
    Due to affiliates (Note 4)                                  21,174                  --
    Due to stockholders                                        110,635                  --
                                                           -----------         -----------
                                                             4,594,880           6,116,000
                                                           -----------         -----------


Long-term Liabilities (net of current portion--Note 8)       7,756,929           8,606,000
                                                           -----------         -----------
Deferred Income Taxes                                               --             299,000

Stockholders' Equity:
    Common stock ($1 par value; authorized 100,000
       shares; issued and outstanding 1,000 shares)              1,000              20,000
    Paid-in capital                                             31,295             171,000
    Retained earnings                                        3,952,114           4,483,000
                                                           -----------         -----------
                                                             3,984,409           4,674,000
                                                           -----------         -----------
                                                           $16,336,218         $19,695,000
                                                           -----------         -----------
                                                           -----------         -----------



The accompanying notes are an integral part of this statement.

                                                                       Exhibit B


                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                        Consolidated Statement of Income




                                                                                   The Six Months
                                                           Fiscal Year                 Ended
                                                              Ended              September 30, 1995
                                                         March 31, 1995             (Unaudited)
                                                         --------------          ------------------

Net Sales (Note 4)                                         $67,172,325               $39,323,000

Cost of Goods Sold (Notes 2 and 4)                          60,199,671                31,201,000
                                                           -----------               -----------

Gross Profit                                                 6,972,654                 8,122,000

Operating Expenses (Note 4)                                  5,805,313                 7,220,000
                                                           -----------               -----------

Income from Operations                                       1,167,341                   902,000

Other Expense (net)  (Note 9)                                 (130,678)                 (429,000)

Equity in Income of Investee Company
  (Note 6)                                                     189,784                   694,000
                                                           -----------               -----------

Income before Income Taxes                                   1,226,447                 1,167,000
                                                           -----------               -----------
Income Tax Provision (Note 10):
    Current                                                    327,000                        --
    Deferred                                                   (48,000)                       --
                                                           -----------               -----------
                                                               279,000                        --
                                                           -----------               -----------

Net Income (to Exhibit C)                                  $   947,447               $1, 167,000
                                                           -----------               -----------
                                                           -----------               -----------


The accompanying notes are an integral part of this statement.

                                                                    Exhibit C

                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows
                        Fiscal Year Ended March 31, 1995

Cash Flows from Operating Activities:
       Net income for fiscal year                                    $  947,447
       Adjustments to reconcile net income to net
          cash used in operating activities:
             Depreciation and amortization                              686,876
             Deferred income taxes                                  (    48,000)
             Equity interest in earnings of affiliate               (   189,784)
             Changes in assets--decrease (increase) :
                  Accounts receivable, trade                        ( 3,791,938)
                  Inventories                                       ( 1,351,416)
                  Income taxes refundable                           (   190,299)
                  Prepaid expenses and other current assets              99,782
                  Due from/to affiliates                            (    45,836)
                  Due to stockholders                                    42,221
                  Other assets                                      (    23,234)
             Changes in liabilities--increase (decrease) :
                  Accounts payable                                      547,215
                  Accrued expenses and other current liabilities        326,678
                                                                    -----------

       Net cash used in operating activities                        ( 2,990,288)
                                                                    -----------
Cash Flows from Investing Activities:
       Acquisitions of property, plant and equipment                (   456,121)
       Distributions received from affiliate                            295,245
                                                                    -----------

       Net cash used in investing activities                        (   160,876)
                                                                    -----------

Cash Flows from Financing Activities:
       Principal payments on long-term debt                         (    92,439)
       Net proceeds under long-term credit agreement                  3,452,336
       Principal payments on capitalized lease obligations             (175,486)
                                                                    -----------

       Net cash provided by financing activities                      3,184,411
                                                                    -----------

Net Increase in Cash                                                     33,247

Cash, Beginning of Fiscal Year                                          407,208
                                                                    -----------

Cash, End of Fiscal Year                                             $  440,455
                                                                    -----------
                                                                    -----------

       Supplemental Disclosures of Cash Flow Information:
             Cash paid during the fiscal year for:
                  Interest                                           $  544,448
                                                                    -----------
                                                                    -----------

                  Income taxes                                       $  529,775
                                                                     ----------
                                                                     ----------

       Supplemental Schedule of Noncash Investing and
          Financing Activities:
             During fiscal 1995, capital lease obligations
               of $25,484 were incurred when the Corporation entered into leases for new equipment.




The accompanying notes are an integral part of this statement.

                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements
                                 March 31, 1995





NOTE 1--SIGNIFICANT ACCOUNTING POLICIES:

     A summary of significant accounting policies followed by the Corporation is as follows:


          CONSOLIDATION--The consolidated financial statements include the accounts of Alumar Associates, Inc. and its subsidiaries (the "Corporation"--Note 2). All significant intercompany accounts and transactions have been eliminated in consolidation. The Corporation's 50% investment in Marport Smelting LLC (Note 6) is carried at cost plus the Corporation's cumulative share of earnings (based on the calendar year whose year-end falls within the Corporation's accounting period) less cumulative distributions received.


          DEPRECIATION AND AMORTIZATION--Provisions for depreciation and amortization of property, plant and equipment are computed, for financial reporting purposes, over the estimated useful lives of the respective assets, under the straight-line method. For income tax reporting purposes, provisions for depreciation and amortization are computed using accelerated methods and statutory lives, as prescribed by the Internal Revenue Code, with deferred taxes provided for the resultant temporary differences.


          PROPERTY RETIREMENTS--When assets become fully depreciated, are retired, or are otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the accounts, and any gain or loss on disposition is reflected as other income or expense.


          MAINTENANCE AND REPAIRS--Costs of maintenance and repairs are charged to expense. Costs of renewals and betterments, where significant in amount, are capitalized.


          EXCESS OF COST OVER EQUITY IN SUBSIDIARY'S PAID-IN CAPITAL--The net excess of the Corporation's investment in a subsidiary over the underlying equity is being amortized over 20 years, under the straight-line method.


          INVENTORIES--Inventories are stated at the lower of cost or market with cost determined under the last-in, first-out (LIFO) method. Management believes the LIFO method results in a better matching of current costs with current revenue. Such LIFO valuation is computed under the "double extension" method, with all inventories constituting a single pool.

                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements
                                 March 31, 1995


NOTE 2--NATURE OF ACTIVITIES:

     Alumar Associates, Inc. and its wholly owned subsidiaries are engaged in the business of processing aluminum dross and slag for customers located primarily in the Midwest who are manufacturers of aluminum products.

     Approximately 21% of fiscal 1995 consolidated purchases were made from two major suppliers. No other single supplier accounted for more than 10% of consolidated purchases.

NOTE 3--INVENTORIES:

     Inventories, consisting of aluminum dross and recycled secondary ingot, amounted to $3,004,042 (net of a LIFO reserve of $1,829,667) at March 31, 1995.

     If March 31, 1995 inventories had been determined under the first-in, first-out (FIFO) method of valuation, pretax income would have been $1,513,973 higher for the fiscal year than the amounts reported herein.


NOTE 4--BALANCES WITH AFFILIATES AND RELATED-PARTY TRANSACTIONS:


     Balances with affiliates, at March 31, 1995, consisted of the following:

          Due from affiliates:
               Marport Smelting LLC
                    ("MSLLC"--see Note 6)                 $97,689
               Other affiliate (see below)                  7,782
                                                       ----------

                                                       $  105,471
                                                       ----------
                                                       ----------
          Due to affiliates:
               Marport Smelting LLC                    $   21,174
                                                       ----------
                                                       ----------

     Transactions with affiliates and related parties, during the fiscal year, consisted of the following:
          Marport Smelting LLC (see below):
               Sales                                     $940,562
               Purchases and processing fees            2,101,898
               Lab fees                                    16,598
          Other affiliate (see below):
               Sales                                      315,409
               Purchases                                  346,388


     The Corporation is affiliated to another company by virtue of the stockholders of Alumar Associates, Inc. owning 14.25% of that company's common stock.

                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements
                                 March 31, 1995

NOTE 4--BALANCES WITH AFFILIATES AND RELATED-PARTY TRANSACTIONS,

     CONTINUED:

          The Corporation holds a 50% interest in MSLLC which processes aluminum dross and slag for the Corporation and other customers (see Note 6).

          Operations between the Corporation and MSLLC are governed by an operation agreement which continues until termination by either party upon not less than six months prior notice. Under the agreement, (a) the Corporation sells MSLLC feed stock at the Corporation's cost plus related freight costs; (b) the Corporation purchases all processed metal from MSLLC at the same price at which the Corporation invoices its customers (MSLLC may also sell processed metal to other parties with the Corporation's consent) ; and (c) the Corporation pays MSLLC on a per pound basis in those instances in which the Corporation is so paid by its customers.


NOTE 5--PROPERTY, PLANT AND EQUIPMENT:


          Property, plant and equipment and accumulated depreciation and amortization, at the balance sheet date, consisted of the following:


               Land                                    $  212,153
               Buildings                                  894,241
               Leasehold improvements                   1,361,215
               Machinery and equipment                  1,395,426
               Office furniture and equipment             150,827
               Capitalized lease equipment                747,537
                                                       ----------
                                                        4,761,399
               Less accumulated depreciation and
                    amortization (including accumulated
                    depreciation of capitalized lease
                    equipment of $530,139)              2,462,708
                                                       ----------


               Net book value                          $2,298,691
                                                       ----------
                                                       ----------

     Depreciation of property, plant and equipment amounted to $684,652 for fiscal 1995.

                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements
                                 March 31, 1995


NOTE 6--INVESTMENT IN AFFILIATES:



     The carrying value of the Corporation's investment in MSC consists of the following:

          Carrying value of investment in MSLLC
               at March 31, 1994                         $459,818

          Distributions received during fiscal 1995   (   295,245)

          Equity in 1994 income of MSLLC                  189,784
                                                       ----------

          Carrying value of investment in MSLLC
               at March 31, 1995                       $  354,357
                                                       ----------
                                                       ----------

     Summarized financial data for MSLLC, for the year ended December 31, 1994, is as follows:

          Assets                                       $2,827,027
          Liabilities                                   2,058,327
                                                       ----------

          Partners' Equity                             $  768,700
                                                       ----------
                                                       ----------

          Revenue                                      $8,397,954
          Expenses                                      8,018,387
                                                       ----------

          Net income                                   $  379,567
                                                       ----------
                                                       ----------

NOTE 7--ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

     Accrued expenses and other current liabilities, at the balance sheet date, consisted of the following:

          Wages, bonuses and payroll taxes               $767,957
          Other                                           252,278
                                                       ----------

                                                       $1,020,235
                                                       ----------
                                                       ----------

                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements
                                 March 31, 1995




NOTE 8--LONG-TERM LIABILITIES:

     Long-term liabilities, at March 31, 1995, consisted of the following:

          Loan payable to Fremont Financial
               Corporation ("FFC") pursuant to loan and
               security agreement dated October 4, 1993,
               expiring September 30, 1998 (see below)           $7,705,640



          Demand note payable to the First National
               Bank of the Mid-South ("Mid-South") (for
               purchase of property) (in absence of
               demand payable in monthly installments
               of $2,284, inclusive of interest at
               Mid-South's "reference rate" plus 2 1/2%
               per annum; final payment due June 3, 1998
               - - see below)                                        77,155


          Capital improvements note payable to
               Mid-South (payable in monthly installments
               of $6,225, inclusive of interest at
               Mid-South's "reference rate" plus 2 1/2%
               per annum; final payment due August 16,
               1996--see below)                                      23,924

          Capitalized equipment leases (see Note 12)                126,082
                                                                 ----------

          Total long-term liabilities                             7,932,801

          Less current portion                                      175,872
                                                                 ----------

          Long-term portion                                      $7,756,929
                                                                 ----------
                                                                 ----------

On March 31, 1995, the Corporation amended the existing loan and security agreement with FFC to increase maximum borrowings to $10,000,000 (from the previous $7,000,000), based on up to 80% of eligible accounts receivable (as defined) and the sum of 50% of raw materials and finished goods inventories (subject to certain limitations)

                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements
                                 March 31, 1995


NOTE 8--LONG-TERM LIABILITIES, CONTINUED:

     Borrowings from FFC bear interest at the prime rate plus 1 1/2% per annum. Most of the assets of the Corporation (except real property) are pledged to secure borrowings under the agreement. The agreement contains certain restrictive administrative and financial covenants, including limitation of annual capital expenditures and maintenance of specified levels of net worth.

     Capital improvements note borrowings are secured by a subsidiary's equipment and a parcel of land, while the demand note borrowings are secured by the land and buildings the subsidiary acquired with the proceeds. In addition, repayment of both notes is guaranteed by the Corporation pursuant to the terms of an inter-creditor agreement, dated July 27, 1992, between the Corporation, Mid-South and FFC.

     Maturities of the foregoing obligations, at March 31, 1995 (exclusive of the capitalized equipment leases--see Note 12), are as follows:

            Fiscal Year
          Ended March 31,
          ----------------

               1996                          $  101,079
               1997                                   0
               1998                                   0
               1999                           7,705,640
                                             ----------
                                             $7,806,719
                                             ----------
                                             ----------

     Subsequent to the fiscal year-end, the Corporation entered into a promissory note agreement with Heritage Olympia Bank to provide borrowings to fund certain capital improvements. The agreement provides for aggregate borrowings of $300,000 to bear interest at the prime rate plus 1 1/2% per annum and to be secured by certain real property and matures August 1, 2000.

                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements
                                 March 31, 1995


NOTE 9--OTHER EXPENSES (NET):


     Other expense, for fiscal 1995, consisted of the following:

          Interest expense                             ($  583,669)
          Gain from metal hedging                          380,164
          Interest income                                   12,768
          Laboratory fees (see Note 4)                      16,598
          Sundry (net)                                      43,461
                                                       -----------
                                                       ($  130,678)
                                                       -----------
                                                       -----------


NOTE 10--INCOME TAXES:

     Alumar Associates, Inc. and all of its subsidiaries file a consolidated federal income tax return. Following is a tabulation of the principal items accounting for the difference between the tax provision if computed at statutory rates and the tax provision as provided herein:

          Federal income tax provision, based
               on 34% of income before income
               taxes                                   $  417,000
          State income taxes (net of federal
               tax benefit)                                59,000
          Change in valuation allowance--see below     (  148,000)
          Utilization of AMT carryforward              (   11,000)
          Other items                                  (   38,000)
                                                       ----------
          Income tax provision                         $  279,000
                                                       ----------
                                                       ----------



     During the current fiscal year, the Corporation utilized a capital loss carryforward of approximately $380,000 to offset a capital gain from metal hedging transactions (see Note 9). Such capital loss carryforward had been fully provided for in the Corporation's valuation allowance at March 31, 1994.


     Deferred income taxes are provided for temporary differences, which are differences between the tax basis of an asset or liability and the amounts reported in the financial statements, that will result in taxable or deductible amounts in future years when the reported amount of the asset or liability is recovered or settled. Such differences are principally depreciation and certain accrued expenses.


     At March 31, 1995, the Corporation's net deferred tax assets consisted of:

          Gross deferred tax assets                    $  114,000
          Gross deferred tax liabilities               (   45,000)
                                                       ----------
          Net deferred tax assets                      $   69,000
                                                       ----------
                                                       ----------

                    ALUMAR ASSOCIATES, INC. AND SUBSIDIARIES

                 Notes to the Consolidated Financial Statements
                                 March 31, 1995


NOTE 11--EMPLOYEE BENEFIT PLAN:

     The Corporation maintains a defined contribution plan which is designed as a qualified cash deferred arrangement pursuant to Section 401(k) of the Internal Revenue Code. Eligible participants (all nonunion employees) may make contributions from their gross pay (limited to 15%) on a pre-tax basis with the Corporation matching such contributions at the rate of 50 cents for each $1.00 contributed by the employee, to the extent of the first 5% of compensation. Such matching employer contributions amounted to $35,161 for fiscal 1995.

NOTE 12--LEASE COMMITMENTS:

     The Corporation is obligated under various equipment leases including short-term and month-to-month leases. Following is a summary of future minimum payments to be made as of March 31, 1995, under capital lease obligations and noncancellable operating leases:

       Fiscal Year                                   Capital      Operating
     Ended March 31,                                 Leases         Leases
     ---------------                              ----------      ---------
          1996                                    $   86,574      $ 151,746
          1997                                        35,232         58,359
          1998                                        21,972         17,120
          1999                                         3,666          3,000
                                                  ----------      ---------
          Total minimum lease payments               147,444      $ 230,225
                                                                  ---------
                                                                  ---------

          Less amount representing interest           21,362
                                                  ----------

          Present value of net minimum lease
            payments (Note 8)                     $  126,082
                                                  ----------
                                                  ----------

     Total rent expense under operating leases was $286,111 in the current fiscal year.

Item 7(b).  Pro forma financial information

     On October 3rd, 1995, the Company purchased all of the outstanding stock of Alumar Associates Inc. which owned Metal Mark Inc., the owner and operator of three aluminum recycling plants located in Chicago Heights, Il., Sikeston, Mo., and Pittsburg, Ks. Metal Mark also owns a 50% interest in another aluminum recycling plant located in East Chicago, In. The value of the transaction was approximately $8,500,000, with $4,000,000 paid in cash and the balance consisting of 208,213 shares of IMCO Recycling Inc. common stock. In addition, at closing, the Company also repaid certain of the long-term debt of Alumar in the amount of approximately $8,245,000.

     The unaudited condensed consolidated pro forma statements of earnings for the year ended December 31, 1994 and the six months ending June 30, 1995 have been derived from historical consolidated financial statements of both the Company and Alumar. The Company's year end is December 31, and Alumar's fiscal year end is March 31. Thus, for the pro forma financial statements, the Company's year ended December 31, 1994, is combined with Alumar's year ended March 31, 1995 to present a full year of operations. Likewise, the Company's operations for the six months ended June 30, 1995 is combined with Alumar's operations for the six months ended September 30, 1995 to present a six month interim period of operations. The condensed consolidated pro forma statements of earnings have been prepared assuming the acquisition occurred as of the beginning of each period.

     The unaudited pro forma condensed consolidated balance sheet as of June 30, 1995 has been prepared as if the acquisition of Alumar had occurred on that date and reflects the adjustments as shown in the footnotes following the pro forma statements.

     In the opinion of the Company this information reflects all adjustments necessary to present fairly such pro forma data; however such statements should not be considered indicative of the actual results that would have been achieved had the acquisition been completed on the dates or periods indicated, and they do not purport to indicate the results of earnings as of any future date or for any future periods.

     The acquisition has been accounted for by the purchase method. Accordingly, the assets and liabilities of Alumar have been adjusted to their estimated fair values, as determined by the management of the Company, to reflect the allocation of the costs of the acquisition by the Company.


                               IMCO RECYCLING INC
             CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF EARNINGS
                   (IN THOUSANDS EXCEPT PER SHARE INFORMATION)


                                          IMCO                      ALUMAR
                                   FOR THE YEAR ENDED         FOR THE YEAR ENDED          PRO FORMA                 PRO FORMA
                                       DEC. 31, 1994             MARCH 31, 1995          ADJUSTMENTS                  TOTALS
                                    -------------------------------------------------------------------------------------------
REVENUES                                  $101,116                  $67,172                                          $168,288

  Cost of Sales                             78,478                   62,078                 $    105   (b)            140,661
                                    -------------------------------------------------------------------------------------------

GROSS PROFIT                                22,638                    5,094                     (105)                  27,627

  Selling, general and                                                                            94   (d)
    administrative                           6,440                    3,927                   (1,305)  (a)              9,156
  Other (Income)
    expenses                                 1,635                     (440)                                            1,195
  Equity income                                                        (190)                                             (190)
                                                                                                 973    c
  Interest Exp                               1,014                      584                     (584)  (c)              1,987
  Interest Inc                                (154)                     (13)                                             (167)
                                    -------------------------------------------------------------------------------------------

INCOME BEFORE TAX                           13,703                    1,226                      717                   15,646

  Provision (benefit)
    for tax                                  5,232                      279                      498   (e)              6,009
                                    -------------------------------------------------------------------------------------------

NET EARNINGS                                $8,471                     $947                     $219                   $9,637
                                    -------------------------------------------------------------------------------------------
                                    -------------------------------------------------------------------------------------------

Weighted average Common
and Common equivalent
shares outstanding                      11,643,846                  208,213                                        11,852,059

Net Earnings per share                       $0.73                                                                      $0.81
                                    ---------------                                                              -------------
                                    ---------------                                                              -------------




SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED PRO FORMA
FINANCIAL STATEMENTS



                               IMCO RECYCLING INC
             CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF EARNINGS
                                   (UNAUDITED)
                   (IN THOUSANDS EXCEPT PER SHARE INFORMATION)


                                             IMCO                      ALUMAR
                                      FOR THE SIX MONTHS         FOR THE SIX MONTHS
                                            ENDED                      ENDED                     PRO FORMA           PRO FORMA
                                        JUNE 30, 1995            SEPTEMBER 30, 1995             ADJUSTMENTS           TOTALS
                                    -------------------------------------------------------------------------------------------
REVENUES                                   $60,471                  $39,323                                           $99,794

  Cost of Sales                             45,721                   36,290                    $   53   (b)            82,064
                                    -------------------------------------------------------------------------------------------
GROSS PROFIT                                14,750                    3,033                      (53)                  17,730

  Selling, general and                                                                            47   (d)
    administrative                           4,647                    2,131                     (515)  (a)              6,310
  Other (Income)
    expenses                                                             23                                                23
  Equity income                                                        (694)                                             (694)
                                                                                                 487
  Interest Exp                                 513                      406                     (406)  (c)              1,000
  Interest Inc                                (167)                       0                        0                     (167)
                                    -------------------------------------------------------------------------------------------

INCOME BEFORE TAX                            9,757                    1,167                      334                   11,258

   Provision (benefit)
     for tax                                 3,904                        0                      600   (e)              4,504
                                    -------------------------------------------------------------------------------------------

NET EARNINGS                                $5,853                   $1,167                    ($266)                  $6,754
                                    -------------------------------------------------------------------------------------------
                                    -------------------------------------------------------------------------------------------
Weighted average Common
and Common equivalent
shares outstanding                      11,966,317                  208,213                                        12,174,530

Net Earnings per share                       $0.49                                                                      $0.55
                                    ---------------                                                         -------------------
                                    ---------------                                                         -------------------



SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED PRO FORMA
FINANCIAL STATEMENTS


                               IMCO RECYCLING INC
                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                AT JUNE 30, 1995
                                   (UNAUDITED)
                   (IN THOUSANDS EXCEPT PER SHARE INFORMATION)
                                                                                               PRO FORMA                 PRO FORMA
                                                    IMCO                 ALUMAR               ADJUSTMENTS                  TOTALS
                                         -------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS

Accounts Receivable                                  $17,319             $11,568                  $14,300    i             $28,887
                                                                                                  (12,245)   g
Other Current Assets                                  14,874               4,234                      917    f              22,080
                                         ------------------------------------------------------------------      -------------------
  TOTAL CURRENT ASSETS                                32,193              15,802                    2,972                   50,967

PROPERTY & EQUIP NET                                  62,021               2,949                    1,144    f              66,114

OTHER ASSETS NET                                       6,788                 944                    1,880    f               9,612
                                         ------------------------------------------------------------------      -------------------
TOTAL ASSETS                                        $101,002             $19,695                  $ 5,996                 $126,693
                                         ------------------------------------------------------------------      -------------------
                                         ------------------------------------------------------------------      -------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES                           $  9,137             $ 6,116                  $ 1,240    f            $ 19,493
                                                                                                    3,000    i

                                                                                                   11,300    i
LONG-TERM DEBT                                        11,250               8,509                   (8,245)   g              22,814
OTHER LONG TERM LIABILITIES                            6,635                 396                                             7,031

STOCKHOLDERS EQUITY                                   73,980               4,674                    3,184    h              77,355
                                                                                                   (4,483) g,h
                                         ------------------------------------------------------------------      -------------------
TOTAL LIABILITIES AND EQUITY                        $101,002             $19,695                   $5,996                $126,693
                                         ------------------------------------------------------------------      -------------------
                                         ------------------------------------------------------------------      -------------------


SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED PRO FORMA
FINANCIAL STATEMENTS

NOTES TO PRO FORMA FINANCIAL STATEMENTS

The pro forma adjustments to the historical financial statements are as follows:

 (a) To eliminate expenses related to bonus and consulting expenses paid to the former Alumar owners which would not have been incurred had the transaction occurred at the beginning of the periods presented.
 (b) To reflect additional depreciation expense on the fair value of the assets acquired. Pro forma depreciation is computed on a straight-line method over the estimated useful life of the assets.
 (c) To reverse interest expense of $584,000 for the year ended March 31, 1995 and $406,000 for the six months ended September 31, 1995 on debt paid off by the Company at acquisition, and to increase interest expense due to the Company's borrowings to fund a portion of the purchase. Interest expense is calculated based upon the actual rate on the funds the Company borrowed. See note (i).
 (d) Goodwill is amortized on a straight-line-basis over a 15 year term.
 (e) To reflect the effect upon the income tax provision as if the acquisition had occurred at the beginning of the periods presented. The rate reflects the Company's incremental combined federal and state rates.
 (f) To record the assets at fair market value at acquisition and record the difference between fair value and purchase price to goodwill.
 (g) To record the payment of the purchase price and pay off of existing Metal Mark debt.
 (h) To record the issuance of capital stock as purchase price.
 (i) To reflect additional debt used for the acquisition.

                                 EXHIBIT INDEX

Exhibit                                                         Sequentially
Number                     Description                          Numbered Page
------------------------------------------------------------------------------

**10.1 Agreement and Plan of Merger, dated as of October 1, 1995, among IMCO Recycling Inc.,
           IMCO Recycling of Illinois Inc., Alumar
           Associates, Inc. and the Shareholders.

**10.2     Registration Rights Agreement, dated as of
           October 1, 1995, among IMCO Recycling Inc. and the Shareholders.

*23.1      Consent of Altschuier, Melvoin and Glasser LLP

---------------

      *    To be filed by amendment.
      **   Previously filed.